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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Penn National Gaming, Inc. and Subsidiaries
Wyomissing, PA


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 12, 2001 relating to the consolidated financial statements of Penn National Gaming, Inc.'s and subsidiaries for the year ended December 31, 2000 appearing in the Company's Annual Report on Form 10-K.

We also consent to the reference to us under the caption "Experts" in the registration statement.


/s/  BDO Seidman, LLP

Philadelphia, PA
July 10, 2001